Exhibit 10.7.8

ADDENDUM No. 7

THIS ADDENDUM to the Broker Agreement dated March 26, 1999 between Hull & Company, Inc. (“Broker) and USF&G Specialty Insurance Company (“Company”) as amended by addenda dated July 1, 2000, April 1, 2001, July 1, 2001, September 1, 2001, and July 1, 2002 (the “Agreement”) is entered into as of the 6th day of June, 2005.

WHEREAS, the majority ownership of the assets of the Broker changed effective March 1, 2005; and

WHEREAS, the Company and Broker desire the Agreement to remain in full force and effect and not terminated as provided by Section 8 (d) of the Agreement; and

WHEREAS, the Company and Broker desire to assign the Agreement to the Broker’s successor in interest consistent with the requirements of Section 14 (d) of the Agreement; and

WHEREAS, the parties desire to amend the contact information for the Company when information sent concerns the monthly reports.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Broker and the Company agree to amend the Agreement as follows:

1. The Company and Broker agree that notwithstanding the sale and change in majority ownership of the assets of the Broker, the Agreement shall not terminate as provided by Section 8 (d) of the Agreement.

2. The Company understands that the assets of the Broker were acquired by Brown & Brown, Inc. and that, as a result of such acquisition, the assets previously owned by the Broker were transferred to a new entity known as Hull & Company, Inc. with FEIN# 20-2357767. Pursuant to Section 14 (d) of the Agreement, the Company consents to the assignment and transfer of all of the Broker’s rights and interest in, and all of its duties and obligations under the Agreement to Hull & Company, Inc. with FEIN# 20-2357767.

3. The Broker hereby assigns to and Hull & Company, Inc. with FEIN # 20-2357767 hereby accepts and assumes all of the Broker’s rights and interests in, and all of its duties and obligations under the Agreement.

4. The contact information provided under Section 6 (c) for the Company when information concerns the monthly reports shall be changed to:

USF&G Specialty Insurance Company

4820 Business Center Drive

Suite 200

Fairfield, CA 94534

Attention: Karen M. Padovese, Vice President

With a copy to:

USF&G Specialty Insurance Company

1340 Smith Ave.

Suite 200

Baltimore, MD 21209

Attention: Rosemary Quinn, Counsel

All other notices provided to the Company pursuant to Section 6 (c) of the Agreement shall be sent to the same location but to the attention of Greg Vezzosi with a copy to James Crist, Assistant Vice President – Legal.

5.	All other terms and conditions in the Agreement, as previously amended, shall remain unchanged and in full force and effect.

6.	The effective date of this Addendum shall be March 1, 2005.

IN WITNESS WHEREOF, the parties have duly authorized, executed and delivered this Addendum as of the date set forth above in the first paragraph.

USF&G SPECIALTY INSURANCE COMPANY

By:	/s/ Karen M. Padovese
Name:	Karen M. Padovese
Title:	Vice President

HULL & COMPANY, INC. (FEIN # 59-0994263)

By:	/s/ Bruce E. Bowers
Name:	Bruce E. Bowers
Title:	S.V.P.

HULL & COMPANY, INC. (FEIN #20-2357767)

By:	/s/ Bruce E. Bowers
Name:	Bruce E. Bowers
Title:	S.V.P.